Exhibit 99.1

Nuvectis Pharma, Inc. Reports Fiscal Year 2021 Financial Results and Business Highlights

Completed Initial Public Offering in February 2022, Raising $16.0 million in Gross Proceeds

Initiated of Phase 1a Clinical Trial for NXP800

Announced Promising Data for NXP900 in Triple Negative Breast Cancer Preclinical Models with an Integrin-Linked Kinase Loss

Announced Upcoming Oral and Poster Presentations at AACR for NXP800 and NXP900, Respectively

March 22, 2022, Fort Lee, NJ - Nuvectis Pharma, Inc (NASDAQ: NVCT), (“Nuvectis” or the “Company”) is a biopharmaceutical company focused on the development of precision medicines for serious conditions of unmet medical need in oncology today reported its financial results for the fiscal year 2021 and provided an update on recent business progress.

“We founded Nuvectis with the goal of becoming a leading biopharmaceutical company focused on the development of innovative treatments for people suffering from serious conditions in oncology for which the prognosis is poor and there are very limited treatment options, and we believe that we are on our way to achieving that," said Ron Bentsur, Chairman and Chief Executive Officer. Mr. Bentsur continued, “2021 was a very exciting year for Nuvectis," "In 2021, we completed two exclusive world-wide licensing deals to develop and commercialize our first two drug candidates, and with our recently completed initial public offering, we are now poised to continue to advance our pipeline.

Mr. Bentsur added, "We are particularly pleased with the recent commencement of the Phase 1 study for NXP800, our potentially first-in-class Heat Shock Factor 1 (“HSF1”) pathway inhibitor, and with the progress of NXP900, our selective Proto-oncogene c-Src (“SRC”) SRC/YES1 kinase inhibitor. 2022 is expected to be another exciting year for Nuvectis as we look forward to reporting additional data during the year. Importantly, we remain cash prudent, effectively managing our cash position with an emphasis towards value creation activities.”

2021 and Recent Highlights

NXP800

We commenced a Phase 1 study for NXP800, an HSF1 pathway inhibitor, which will have two parts: a dose-escalation Phase 1a, initiated in December 2021, which will be followed by an expansion Phase 1b. In the Phase 1a, the safety and tolerability of NXP800 will be evaluated in patients with advanced solid tumors to identify a dose and dosing schedule for the Phase 1b. In the Phase 1b, the safety and preliminary anti-tumor activity of NXP800 will be evaluated in biomarker-selected patients, initially in ovarian clear cell carcinoma and ovarian endometrioid carcinoma, two unmet medical needs.

NXP900

We began Investigational New Drug (“IND”)-enabling studies for NXP900, a novel selective SRC/YES1 inhibitor, in the fourth quarter of 2021. To date, several in-vivo preclinical studies have been conducted with NXP900 in triple negative breast cancer with promising results. Nuvectis is currently conducting in vivo studies with NXP900 in various other tumor types to potentially identify additional cancers of focus for future clinical trials. Nuvectis intends to complete the IND-enabling studies for NXP900 in 2022.

Initial Public Offering on Nasdaq Capital Market

We completed our initial public offering (“IPO”) in February 2022, raising $16M in gross proceeds.

Full Year 2021 Financial Results

Cash, cash equivalents and short-term investments were $5.7 million as of December 31, 2021, compared to zero as of December 31, 2020. This does not include the $16.0 million in gross proceeds from the Company's IPO, completed in February 2022.

Research and development expenses were $9.6 million for the year ended December 31, 2021, including $0.9 million of non-cash equity-based compensation expense and $7.0 million of one-time upfront payments made in connection with our world-wide license agreements for NXP800 and NXP900.

General and administrative expenses were $3.3 million for the year ended December 31, 2021, including $1.0 million of non-cash equity-based compensation expense.

The Company's net loss was $12.9 million for the year ended December 31, 2021, which included $1.9 million of non-cash equity-based compensation expense and the $7.0 million of one-time upfront payments made in connection with our world-wide license agreements for NXP800 and NXP900.

Management Changes

We are pleased to announce that Michael Carson, who recently joined Nuvectis as Vice President of Finance, is replacing Uri Ben-Or who served as our Interim Chief Financial Officer. Mr. Carson comes to Nuvectis with comprehensive experience in finance, accounting and audit at companies including Abbott Laboratories, Neuronetics, Smiths Medical, and most recently as the Vice President of Finance at Xylocor Therapeutics. Prior to entering private industry, Mr. Carson worked for public accounting firms Deloitte and Crowe in their assurance practices. He is a licensed Certified Public Accountant and holds degrees in Mechanical Engineering and Accounting from Lafayette College. “I believe Michael’s expertise in the life sciences industry, including recent small-company experiences, makes him an ideal fit to help us deliver long-term value to our shareholders”, said Mr. Bentsur. “Additionally, I want to thank Uri for his service to the company over the last several months, which included the IPO process.”

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for serious conditions of unmet medical need in oncology. The Company is currently developing two drug candidates: NXP800, a clinical-stage HSF1 pathway inhibitor currently in a Phase 1 study in patients with advanced solid tumors, and NXP900, a novel SRC/YES1 kinase inhibitor currently in preclinical development with IND-enabling studies ongoing.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations, estimates, and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements is subject to inherent uncertainties, risks, assumptions, and other factors that are difficult to predict and include statements regarding the preclinical data generated to date with and the clinical expectations for NXP800 and NXP900. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled "Risk Factors" in the final prospectus (the "Final Prospectus") filed with the Securities and Exchange Commission related to our recent initial public offering. However, these risks are not exhaustive and new risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the Final Prospectus. Forward-looking statements contained in this announcement are made as of this date, and Nuvectis Pharma, Inc. undertakes no obligation to update any forward-looking statements after the date of this prospectus, or to conform such statements to actual results or revised expectations, except as required under applicable law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Ron Bentsur

Chairman, Chief Executive Officer and President

201-614-3151

rbentsur@nuvectis.com

Media Relations Contact:

Eric Goldstein

LifeSci Advisors

Tel: 646-791-9729

egoldstein@lifesciadvisors.com

NUVECTIS PHARMA INC.

BALANCE SHEETS

(USD in thousands, except per share and share amounts)

	December 31,
	2021	2020
Assets
CURRENT ASSETS:
Cash and cash equivalents	5,742	-
Other current assets	91	-
TOTAL CURRENT ASSETS	5,833	-
Deferred offering costs	824
TOTAL ASSETS	6,657	-

Liabilities, Redeemable Convertible Preferred Shares and Stockholders’ Deficit

Accounts payables	1,058	10
Payable offering costs	824	-
Accrued liabilities	395	-
Employee compensation and benefits	142	-
TOTAL CURRENT LIABILITIES	2,419	10
TOTAL LIABILITIES	2,419	10

COMMITMENTS AND CONTINGENCIES,
REDEEMABLE CONVERTIBLE PREFERRED SHARES: Convertible preferred stock A, $0.00001 par value – 170,000 and 40,000 shares authorized as of December 31, 2021 and December 31, 2020, respectively. As of December 31, 2021, 128,520 preferred shares were issued and outstanding. No preferred stock was issued or outstanding as of December 31, 2020	15,246	-

STOCKHOLDERS’ DEFICIT
Common Stock, $0.00001 par value – 12,870,000 and 3,900,000 shares authorized as of December 31, 2021 and December 31, 2020, respectively 4,505,514 and 3,900,000 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	*	*
Additional paid in capital	1,892	-
Notes received for common shares	(* )	(* )
Accumulated deficit	(12,900)	(10)
TOTAL STOCKHOLDERS’ DEFICIT	(11,008)	(10)
TOTAL LIABILITIES, REDEEMABLE COVERTIBLE PREFERRED SHARES AND STOCKHOLDERS’ DEFICIT	6,657	-

*	Represent amount lower than $1,000 USD.

NUVECTIS PHARMA INC.

STATEMENT OF OPERATIONS

(USD in thousands, except per share and share amounts)

	For the year ended December 31, 2021	For the period from July 27, 2020* until December 31, 2020
OPERATING EXPENSES:
RESEARCH AND DEVELOPMENT	9,545	-
GENERAL AND ADMINISTRATIVE	3,349	10
OPERATING LOSS	(12,894)	(10)
FINANCE INCOME	4	-
NET LOSS	(12,890)	(10)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDER	(12,890)	(10)
BASIC AND DILUTED NET LOSS PER COMMON SHARE OUTSTANDING,	3.02	**
BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	4,268,285	3,900,000

*	The date of the Company’s inception.
**	Represents amount lower than $0.01 USD.